Exhibit 32.2

Mechanical Technology, Incorporated
Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Quarterly Report on Form 10-Q of Mechanical Technology, Incorporated (the “Company”) for the period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jessica L. Thomas, Chief Financial Officer of the Company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, (18 U.S.C. Sections 1350(a) and (b)), that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 10, 2021

/s/ Jessica L. Thomas
Jessica L. Thomas
Chief Financial Officer
(Principal Financial Officer)

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.